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EX-10.15      AGREEMENT OF SALE AND PURCHASE WITH MB EXPLORATION, LLC DATED
              DECEMBER 15, 1998

                         AGREEMENT OF SALE AND PURCHASE


       This Agreement dated December 15, 1998, ("Agreement Date") by and between MB Exploration, L.L.C., a Delaware Limited Liability Company (herein called "SELLER") and Power Exploration, Inc., a Nevada corporation (herein called "BUYER");

                              W I T N E S S E T H:

       1. PROPERTY TO BE SOLD AND PURCHASED. Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

             (a) All right, title and interest of Seller in and to the oil, gas and/or mineral leases described on Exhibit A-1 hereto (and any ratifications and/or amendments to such leases, whether or not such ratifications or amendments are described on such Exhibit A-1); and

             (b) To the extent assignable, all rights, titles and interests of Seller in and to all presently existing and valid operating agreements, and other agreements and contracts which relate to any of the properties described in subsection (a) above, to the extent and only to the extent such rights, titles and interests are attributable to the properties described in subsection (a) above, including without limitation, those listed on Exhibit A-3; and

             (c) All right, title and interest of Seller in the 3D Seismic Data described on Exhibit A-2 hereto, and subject to the pertinent terms and conditions of any agreements associated therewith, as well as the agreements listed in (b) above.

The properties, rights and interests specified in the foregoing subsection (a) exclusive of the properties, rights and interests excluded below, are herein sometimes collectively called the "Oil and Gas Properties," and the properties, rights and interests specified in the foregoing subsections (a), (b), and (c) exclusive of the properties, rights and interests excluded below, are herein sometimes collectively called the "Properties." The Properties do not include, and there is hereby expressly excepted and excluded therefrom and reserved to Seller, (a) all overriding royalty interests, net profits interests and other non cost bearing interests described in Exhibit A-4 attached and (b) all claims and causes of action arising, occurring or existing in favor of Seller prior to the Agreement Date (including, but not limited to any and all contract rights, claims receivable, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments or claims of any nature in favor of Seller and relating or accruing to any time period prior to the Agreement Date). Buyer is aware that the interests listed on Exhibit A-1 ("Earned Interests") include certain interests that have been earned by Seller under the Agreements listed on Exhibit A-3, but as of the Agreement date, Seller has not received assignment of all the Earned Interests. By this Agreement, Seller agrees to convey at Closing any and all rights to receive any Earned Interests.

       2. PURCHASE PRICE. The purchase price for the Properties shall be Three Hundred Fifty Thousand Dollars ($350,000.00) and shall be adjusted for any adjustments pursuant to Section 10. The purchase price after such adjustments shall be the Purchase Price. The Purchase Price shall be paid in cash at the Closing as hereinafter provided.


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       3.    REPRESENTATIONS OF SELLER.

             (a)   REPRESENTATIONS.  Seller represents to Buyer that:

                   (i) ORGANIZATION AND QUALIFICATION. Seller is a limited
             liability company duly organized and legally existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in Texas.

                   (ii) DUE AUTHORIZATION. Seller has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

                   (iii) APPROVALS. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals ("Routine Governmental Approvals"), if any, required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, to Seller's knowledge (which, as used in this Agreement, shall mean to the actual knowledge of Seller's executive personnel in its office located at the address set forth in Section 14, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which Seller is a party or by which the Properties are bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or to the Properties.

                   (iv) VALID, BINDING AND ENFORCEABLE. This Agreement
             constitutes (and the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitutes) the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

                   (v) LITIGATION. There are no pending suits, actions, or other proceedings in which Seller is a party which affect the Properties in any material adverse respect (including, without limitation, any actions challenging or pertaining to Seller's title to any of the Properties), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

             (b) DISCLAIMERS. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 3(A) ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO TITLE TO THE PROPERTIES OR RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND, EXCEPT AS PROVIDED OTHERWISE IN THE FIRST SENTENCE OF THIS PARAGRAPH, WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER IS RELYING SOLELY UPON ITS OWN



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       INSPECTION OF THE PROPERTIES, AND BUYER SHALL ACCEPT ALL OF THE SAME IN
       THEIR "AS IS," "WHERE IS" CONDITION. ALSO WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW. PROVIDED, HOWEVER, SELLER WARRANTS THAT, TO ITS KNOWLEDGE, IT HAS NOT CONVEYED THE SUBJECT PROPERTIES TO ANY THIRD PARTY EXCEPT AS PROVIDED PURSUANT TO THE AGREEMENTS LISTED IN EXHIBIT A-3 OF THE AGREEMENT OF SALE AND PURCHASE DESCRIBED BELOW AND ANY NON-EXCLUSIVE LICENSE OF DATA DESCRIBED ON EXHIBIT A-2 OF THE AGREEMENT OF SALE AND PURCHASE DESCRIBED BELOW.

       4. REPRESENTATIONS OF BUYER. Buyer represents to Seller that:

             (a) ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized and legally existing and in good standing under the laws of the State of Nevada, and is qualified to do business and in good standing in Texas. Buyer is also qualified to own and operate oil and gas properties with all applicable governmental agencies having jurisdiction over the Properties, to the extent such qualification is necessary or appropriate or will be necessary or appropriate upon consummation of the transactions contemplated hereby.

             (b) DUE AUTHORIZATION. Buyer has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

             (c) APPROVALS. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for Routine Governmental Approvals, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which Buyer is a party, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

             (d) VALID, BINDING AND ENFORCEABLE. This Agreement constitutes (and the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitutes) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

             (e) NO LITIGATION. There are no pending suits, actions, or other proceedings in which Buyer is a party (or, to Buyer's knowledge, which have been threatened to be instituted against Buyer) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


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             (f) KNOWLEDGEABLE BUYER, NO DISTRIBUTION. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

       5. CERTAIN COVENANTS OF SELLER PENDING CLOSING. Between the date of this Agreement and the Closing Date:

             (a)   ACCESS BY BUYER.

                   (i) RECORDS. Seller will give Buyer, or Buyer's authorized representatives, at Seller's office and at all reasonable times before the Closing Date, access to Seller's records pertaining to the ownership of the Properties for the purpose of conducting due diligence reviews contemplated by Section 6 below. Buyer may make copies of such records, at its expense, but shall, if Seller so requests, return all copies so made if the Closing does not occur. All costs of copying such items shall be borne by Buyer. Seller shall not be obligated to provide Buyer with access to any records or data (i) which Seller considers to be proprietary or confidential to it, (ii) which Seller cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, agreements with other parties, or waiving, or risking waiving, legal privilege or (iii) any Seismic Data. BUYER RECOGNIZES AND AGREES THAT ALL MATERIALS MADE AVAILABLE TO IT IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, WHETHER MADE AVAILABLE PURSUANT TO THIS SECTION OR OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS. NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE INFORMATION SUPPLIED TO BUYER OR WITH RESPECT TO PROPERTIES TO WHICH THE INFORMATION RELATES, AND BUYER EXPRESSLY AGREES THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

                   (ii) PHYSICAL INSPECTION. Seller shall make a good faith
             effort to give Buyer, or Buyer's authorized representatives, at all reasonable times before the Closing Date and upon adequate notice to Seller, physical access to the Oil and Gas Properties for the purpose of inspecting same. Buyer recognizes that Seller's ability to obtain access to such properties, and the manner and extent of such access, is subject to third parties. Buyer agrees to comply fully with the rules, regulations and instructions issued by Seller (and, where Properties are in the possession of other parties, such other parties) regarding the actions of Buyer while upon, entering or leaving the Properties.

                   (iii) EXCULPATION AND INDEMNIFICATION. If Buyer exercises
             rights of access under this Section or otherwise, or conducts examinations or inspections under this Section or otherwise, then
             (a) such access, examination and inspection shall be at Buyer's sole risk, cost and expense and Buyer waives and releases all claims against Seller (and its Members and its and their affiliates and the respective directors, officers, employees, attorneys, contractors and agents of such parties) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors and agents in connection therewith and (b) Buyer shall indemnify, defend and hold harmless Seller (and its Members and their affiliates and the respective officers, directors,

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             employees, attorneys, contractors and agents of such parties) from any and all claims, actions, causes of action liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees), or liens or encumbrances for labor or materials, arising out of or in any way connected with such matters. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL
             APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

             (b) INTERIM OPERATION. There are no currently producing wells on the Properties and no drilling operations are being conducted on the Properties by Seller or another working interest owner which Schedule may be amended by Seller up to the Closing Date, except as provided in
       Schedule 5(b). Seller is not obligated to initiate or conduct or bear the cost, liability or expense of any operations on or proposals relating to the Properties on or after the Agreement Date. Seller will give Buyer written notice of any proposal made by a third party between the Agreement Date and the Closing under any of the agreements referred to in
       Section 1of this Agreement. Buyer may elect to accept said proposal, at Buyer's sole cost, liability, risk and expense, by notifying Seller in writing at least 5 days before Seller must give the third party notice of whether or not it accepts such proposal. If Buyer does not accept the proposal within the time provided above, then Seller shall have the right but not the obligation to accept such proposal and any and all right, title and interest that Seller has the right to acquire by virtue of the acceptance of the proposal shall be excluded from the Properties, to the extent of the depths drilled pursuant to the accepted proposal. Seller will not sell or otherwise dispose of any portion of the Oil and Gas Properties.

             (c) PREFERENTIAL RIGHTS AND CONSENTS. Seller will assist Buyer in identifying, with respect to all material, (i) all preferential rights to purchase ("PREFERENTIAL RIGHTS") and requirements that consents to assignment ("CONSENTS") be obtained which would be applicable to the transactions contemplated hereby and (ii) the names and addresses of parties holding such rights; in attempting to assist in identifying such Preferential Rights and Consents, and the names and addresses of such parties holding the same, Seller shall in no event be obligated to go beyond its own records. Seller is presently aware that the Oil and Gas Properties are subject to the Preferential Rights and Consents under the Agreements listed on Exhibit A-3. As identified and requested by Buyer, Seller will assist in preparing request, in accordance with the documents creating such rights, for the execution of Consents and/or waivers of Preferential Rights. Seller shall have no obligation other than to so attempt to assist in identifying such Preferential Rights or Consents and to assist in requesting such execution of Consents and/or waivers of Preferential Rights (including, without limitation, Seller shall have no obligation to assure that such Consents or waivers of Preferential Rights are obtained). Buyer shall indemnify and hold Seller (and its Members and its and their affiliates and the respective officers, directors, employees, attorneys, contractors and agents of such parties) harmless from and against all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorney's fees) whatsoever that arise out of the failure to obtain Consents or waivers of Preferential Rights with respect to any transfer by Seller to Buyer of any part of the Properties and with respect to any subsequent transfers WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY. If a party from whom a waiver of a Preferential Right is requested refuses to give such waiver, Seller will tender to such party the required interest in the Property, and to the extent that such Preferential Right is exercised by such party, and such interest


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       in such Property is actually sold to such party so exercising such right, such interest in such Property will be excluded from the transaction contemplated hereby.

             (d) EARNED INTEREST. For ninety days (90) after Closing, when and if requested by Buyer, Seller shall notify any holder of Earned Interests that Buyer has contracted to purchase the Earned Interests and after the Closing shall request that the holder of the Earned Interests assign the Earned Interests to Buyer as requested by Buyer. In the event any Earned Interests are assigned to Seller after Closing, Seller shall promptly assign such Earned Interest to Buyer.

       6.    DUE DILIGENCE REVIEWS.

             (a) REVIEW BY BUYER. Buyer may conduct, at its sole cost, such title examination or investigation, and other examinations and investigations, as it may in its sole discretion choose to conduct with respect to the Properties in order to determine whether Preferential Rights or Consents exist or other problems exist which would materially negatively impact the value of the Properties (a "Defect"). Should, as a result of such examinations and investigations, or otherwise, one or more matters come to Buyer's attention which would constitute a Defect, and should there be one or more of such Defects which Buyer is unwilling to waive and close the transaction contemplated hereby notwithstanding the fact that such Defects exist, Buyer shall notify Seller in writing of such Defects as soon as the same are identified by Buyer, but in no event no later than December 21, 1998 at 5:00 p.m. (such Defects of which Buyer so provides notice are herein called "Asserted Defects"). Such notification shall include, for each Asserted Defect, (i) a description of the Asserted Defect and the specific Property to which it relates and all supporting documentation reasonably necessary to fully describe the basis for the Defect. All Defects with respect to which Buyer fails to so give Seller notice will be deemed waived for all purposes. All access to Sellers records and the Properties in connection with such due diligence shall be subject and pursuant to Section 5(a) (including, without limitation, the exculpation and indemnification provisions contained in
       Section 5(a)(iii)).

             (b) The term Defect shall also include the following:

                   (i) PRODUCTION SALES CONTRACTS. An Oil and Gas Property is
             subject to a production sales on transport contract to which Seller is a signatory party (other than the Pinnacle Contract).

                   (ii) A Mortgage or other lien or encumbrances created by
             Seller and not one of the Agreements referenced in Section 1 above.

       7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

             (a) REPRESENTATIONS TRUE AND CORRECT. Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

             (b) COMPLIANCE WITH COVENANTS AND AGREEMENTS. Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing.


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             (c) LITIGATION. No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement.

             (d) DEFECT. No Defect exists which is not waived by Buyer or cured as of the Closing Date.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Buyer is not in material breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated. In the event such a termination by Buyer occurs the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 5(a)(iii) and 13 hereof all of which will survive such termination).

       8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the each of the following conditions being met:

             (a) REPRESENTATIONS TRUE AND CORRECT. Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

             (b) COMPLIANCE WITH COVENANTS AND AGREEMENTS. Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

             (c) LITIGATION. No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement.

             (d) DEFECT. No Defect exists which is not waived by Buyer or cured as of the Closing Date..

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Seller is not in material breach of its obligations hereunder in the absence of Buyer being in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 5(a)(iii) and 12 hereof, all of which will survive such termination).

       9. CLOSING.

             (a) ACTIONS AT CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of MB Exploration, at 12222 Merit Drive, Dallas, Texas, on December 31, 1998, at 10:00 a.m. local time at the location of such offices, or at such other date and time as the Buyer and Seller may mutually agree upon (such date and time, as changed pursuant to this section, being herein called the "CLOSING DATE"). At the Closing:


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                   (i) DELIVERY OF CONVEYANCE. Seller shall execute, acknowledge and deliver to Buyer a conveyance of the Properties (the "CONVEYANCE"), in the form attached hereto as Schedule I (and with Exhibit A-1 and A-2 hereto, being attached thereto), effective 7 o'clock a.m., local time at the locations of the Closing, on or before December 31, 1998 (herein called the "EFFECTIVE DATE").

                   (ii) TURN OVER POSSESSION. Seller shall, to the extent Seller can do so, turn over possession of the Properties.

                   (iii) PAYMENT TO SELLER. Buyer shall deliver to the Seller, by wire transfer of immediately available funds to an account designated by Seller in a bank located in the United States, an amount equal to the Purchase Price.

                   (iv) Buyer and Seller shall execute and deliver to each other
             (i) the AMI and Participation Agreement with a pro forma Operating Agreement to be used in connection with the Participation Agreement all attached hereto as Exhibit 9(a)(iv)-1, (ii) the Confidentiality and Non-Compete Agreements attached hereto as Exhibit (a)(iv)-2.

             (b)   POST CLOSING ACTIONS.

                   (i) TRANSFER OF FILES. Seller will use reasonable efforts to deliver to Buyer, at Buyer's expense, and within 45 days after Closing, all of Seller's lease files, abstracts and title opinions and other similar files and records which directly relate to the Properties, other than those which Seller considers to be proprietary or confidential to it or which Seller cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, agreements with other parties, or waiving, or risking waiving, legal privilege. Except for the 3D Seismic Data described in Exhibit A-2, it is expressly understood that Buyer is not acquiring, and Seller is not obligated to transfer to Buyer, any seismic data, geological or geophysical data, or other similar data, or any interpretations thereof or other data or records related thereto because of certain interests and rights retained by Seller by certain agreements of even date. Seller may, at its election, make and retain copies of any or all such files. Buyer shall preserve all files so delivered by Seller of a period of seven (7) years following Closing and will allow Seller access (including, without limitation, the right to make copies at Seller's expense) to such files at all reasonable times.

       10. CERTAIN ACCOUNTING ADJUSTMENTS.

             (a) ADJUSTMENTS FOR EXPENSES. Appropriate adjustments shall be made between Buyer and Seller so that on or after the Agreement Date (i) any delay rentals and taxes shall be paid by the party owning the Property at the time payment is due, (ii) except as provided in Section 5(b), all costs and expenses of any operation or proposals relating to the Property shall be borne by Buyer, (iii) all costs and expenses of any operation or proposal relating to the Property before the Agreement Date shall be borne by Seller and (iv) no consideration shall be given to the local, state or federal income tax liabilities of any party.

             (b) INITIAL ADJUSTMENT AT CLOSING. At least 5 days before the Closing Date, Seller shall provide to Buyer a statement showing its computations of the amount of the adjustments provided for in subsection
       (a) above based on amounts which prior to such time have actually been paid or received by Seller. Buyer and Seller shall attempt to agree upon such adjustments prior to Closing, provided that if agreement is not reached, Seller's computation shall be used at Closing, subject to further adjustment under subsection (c) below. If the amount of adjustments so determined which would


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       result in a credit to Buyer exceeds the amount of adjustments so determined which would result in a credit to Seller, Buyer shall, as provided in Section 9 above, receive a credit at Closing for the amount of such excess, and if the converse is true, then, as provided in Section 9 above, the amount to be paid by Buyer to Seller at Closing shall be increased by the amount of such excess.

             (c) ADJUSTMENT POST CLOSING. On or before 30 days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in subsection (a) above, shall determine if any additional adjustments should be made beyond those made at Closing (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in the adjustments made at Closing), and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller.

             (d) NO FURTHER ADJUSTMENTS. Following the adjustments under subsection(c) above, no further adjustments shall be made under this
       Section 11. Should any expenses with regard to the Properties be charged to Seller or Buyer after the earlier of (i) the conclusion of such adjustments under subsection (c) or (ii) 30 days after Closing, the same shall be borne by Buyer, regardless of the periods to which the same relate, and any bills received by Seller will be forwarded to Buyer.

       11. ASSUMPTION AND INDEMNIFICATION. Buyer shall, on the date of Closing, agree (and, upon the delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the adjustments provided for in Sections 10(b) and (c),
(a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the ownership and/or operation of the Properties regardless of whether the same accrued or otherwise arose before or after the Effective Date (including, without limitation, those arising under the contracts and agreements described in Section 1(b) above), and (b) to indemnify and hold Seller (and its Members and its and their affiliates, and the respective directors, officers, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership and/or operation of the Properties regardless of whether the same accrued or otherwise arose before or after the Effective Date. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that such duties, obligations and liabilities include all matters arising out of the condition of the Properties on the Effective Date and to comply with applicable environmental laws, rules, regulations and orders, including conducting any remediation activities which may be required on or otherwise in connection with activities on the Properties), regardless of whether such condition or the events giving rise to such condition arose or occurred before or after the Effective Date, and the assumptions and indemnifications by Buyer provided for in the first sentence of this section shall expressly cover and include such matters. THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (I) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, OR (II) STRICT LIABILITY.

       12. NO COMMISSIONS OWED. Seller agrees to indemnify and hold Buyer (and its affiliates, and the respective officers, directors, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold Seller (and its Members and its and their affiliates and the respective officers, directors, employees, attorneys, contractors and agents of such



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

parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

      13. NOTICES. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

      If to Buyer:     Power Exploration, Inc.
                       Attn: Mr. Guy Pyron
                       617 Chase
                       Tyler, Texas 75701
                       Fax: (903) 561-8331

      If to Seller:    MB Exploration, LLC
                       Attn: Mr. Matthew Bob
                       1222 Merit Drive, #320
                       Dallas, Texas 75251
                       (972) 726-8288

and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

      14. SURVIVAL OF PROVISIONS. All representations and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time (and shall inure to the benefit of the respective successors and assigns of Buyer and Seller, and all of such representations and warranties shall survive the Closing and the delivery of the Conveyance. The obligations of the parties under Section 9 (to the extent the same are, by mutual agreement, not performed at Closing), and Sections 10, 11, 12, 13, 14 and 15 shall (subject to any limitations set forth therein) also survive the Closing and the delivery of the Conveyance.

      15. MISCELLANEOUS MATTERS.

            (a) FURTHER ASSURANCES. After the Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer.

            (b) DECEPTIVE TRADE PRACTICES WAIVER. TO THE EXTENT APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREBY OR ANY PORTION THEREOF, BUYER WAIVES BUYER'S RIGHTS UNDER THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES
      - CONSUMER PROTECTION ACT, SECTIONS 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND ANY COMPARABLE ACT IN ANY OTHER STATE IN WHICH THE PROPERTIES ARE LOCATED; BUYER STATES THAT, AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

            (c) PARTIES BEAR OWN EXPENSES/NO SPECIAL DAMAGES. Each party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NEITHER PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

            (d) NO SALES TAXES. No sales, transfer or similar tax will be collected at Closing from Buyer in connection with this transaction. If, however, this transaction is later deemed to be subject to sales, transfer or similar tax, for any reason, Buyer agrees to be solely responsible, and shall indemnify and hold Seller (and its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents) harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and the Buyer shall remit such taxes at that time. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions from such taxes have been met.

            (e) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter (including, without limitation, Paragraph II, III and all other provisions of that certain Letter of Intent dated October 30, 1998); provided that any Confidentiality Agreement executed by Buyer and Seller, or any representative of Seller, in connection with the transaction contemplated hereby remains in full force and effect and is not superseded or modified by this Agreement.

            (f) AMENDMENTS, WAIVERS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

            (g) CHOICE OF LAW. Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state in which a portion of the Properties is located (or which is otherwise applicable to a portion of the Properties) necessary governs, the law of such state shall apply as to that portion of the property located in (or otherwise subject to the laws of) such state.

            (h) HEADINGS, TIME OF ESSENCE, ETC. The descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Within this Agreement words of any gender shall be held and construed to cover any other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires. Time is of the essence in this Agreement.

            (i) NO ASSIGNMENT. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.

            (j) SUCCESSORS AND ASSIGNS. Subject to the limitation on assignment contained in subsection (j) above, the Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

            (k) NO PRESS RELEASES. Except as may be required under applicable law, prior to Closing neither party shall make any public announcement with respect to the transaction contemplated hereby without the consent of the other party.

            (l) COUNTERPART EXECUTION. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

      IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                         M B EXPLORATION, L.L.C.


                                         By:
                                            -----------------------
                                         Name:
                                              ---------------------
                                         Title:
                                               --------------------


                                         POWER EXPLORATION, INC.


                                         By:
                                            -----------------------
                                         Name:
                                              ---------------------
                                         Title:
                                               --------------------




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